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Metris Receivables, Inc.                                           Metris Master Trust                               Monthly Report
Certificateholder's Statement                                       Series 1996-1                                          Jul-1999
Section 5.2                                                                     Class A             Class B             Class C
(i) Certificate Amount ..................................................   518,000,000.00       87,500,000.00       50,000,000.00
(ii) Certificate Principal Distributed ..................................    34,533,333.33                0.00                0.00
               Principal Per 1000 .......................................      66.66666667          0.00000000          0.00000000
(iii) Certificate Interest Distributed ..................................       742,466.67          495,833.33          251,013.89
               Interest Per 1000 ........................................       5.37500000          5.66666667          5.02027778
(iv) Principal Collections ..............................................    26,345,396.87        4,450,235.98        2,542,991.98
(v) Finance Charge Collections ..........................................     3,482,303.46        1,897,899.64        1,084,514.07
       Recoveries .......................................................        53,054.51           33,607.17           19,204.10
       Interest Earned on Accounts ......................................             0.00                0.00                0.00
         Total Finance Charge Collections ...............................     3,535,357.97        1,931,506.81        1,103,718.17
                          Total Collections .............................    29,880,754.84        6,381,742.79        3,646,710.15
(vi) Aggregate Amount of Principal Receivables ..........................               --                  --                  --
       Invested Amount (End of Mth) .....................................   138,133,333.33       87,500,000.00       50,000,000.00
       Floating Allocation Percentage ...................................        3.1694548%          2.0076783%          1.1472447%
       Fixed / Floating Allocation Percentage ...........................       11.8854554%          2.0076783%          1.1472447%
       Invested Amount (Beg. of Mth) ....................................   172,666,666.67       87,500,000.00       50,000,000.00
       Average Daily Invested Amount ....................................               --                  --                  --
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current ..........................................................               --                  --                  --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .......               --                  --                  --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ......               --                  --                  --
       90 Days and Over (60+ Days Contractually Delinquent) .............               --                  --                  --
                          Total Receivables .............................               --                  --                  --
(viii) Aggregate Investor Default Amount ................................               --                  --                  --
         As a % of Average Daily Invested Amount
          (Annualized based on --5 days/year)............................               --                  --                  --
(ix) Charge-Offs ........................................................             0.00                0.00                0.00
(x) Servicing Fee .......................................................               --                  --                  --
(xi) Pool Factor ........................................................        0.2000000           1.0000000           1.0000000
(xii) Unreimbursed Reallocated Principal Collections ....................               --                0.00                0.00
(xiii) Excess Funding Account Balance ...................................               --                  --                  --
         Prefunding Account Balance .....................................               --                  --                  --
(xiv) Class C Reserve Amount ............................................               --                  --                  --
         Class C Reserve Account Balance ................................               --                  --                  --
        Deposit to Caps Proceeds Amount .................................               --                  --                  --
Average Net Portfolio Yield .............................................               --                  --                  --
Minimum Base Rate .......................................................               --                  --                  --



                                                                                Class D             Total
(i) Certificate Amount ..................................................    44,500,000.00      700,000,000.00
(ii) Certificate Principal Distributed ..................................               --       34,533,333.33
               Principal Per 1000 .......................................               --                  --
(iii) Certificate Interest Distributed ..................................               --        1,489,313.89
               Interest Per 1000 ........................................               --                  --
(iv) Principal Collections ..............................................     2,262,525.74       35,601,150.57
(v) Finance Charge Collections ..........................................       964,858.06        7,429,575.24
       Recoveries .......................................................        17,091.65          122,957.42
       Interest Earned on Accounts ......................................             0.00                0.00
         Total Finance Charge Collections ...............................       981,949.71        7,552,532.66
                          Total Collections .............................     3,244,475.45       43,153,683.23
(vi) Aggregate Amount of Principal Receivables ..........................               --    4,358,268,018.08
       Invested Amount (End of Mth) .....................................    44,500,000.00      320,133,333.33
       Floating Allocation Percentage ...................................        1.0210478%          7.3454256%
       Fixed / Floating Allocation Percentage ...........................        1.0210478%         16.0614262%
       Invested Amount (Beg. of Mth) ....................................    44,500,000.00      354,666,666.67
       Average Daily Invested Amount ....................................               --      341,284,080.80
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current ..........................................................            86.34%   3,955,800,758.52
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .......             6.08%     278,689,809.35
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ......             2.29%     104,896,788.49
       90 Days and Over (60+ Days Contractually Delinquent) .............             5.29%     242,273,381.51
                          Total Receivables .............................           100.00%   4,581,660,737.87
(viii) Aggregate Investor Default Amount ................................               --        3,392,352.10
         As a % of Average Daily Invested Amount
            (Annualized based on --5 days/year)..........................               --               11.70%
(ix) Charge-Offs ........................................................             0.00                0.00
(x) Servicing Fee .......................................................               --          579,740.64
(xi) Pool Factor ........................................................               --                  --
(xii) Unreimbursed Reallocated Principal Collections ....................             0.00                0.00
(xiii) Excess Funding Account Balance ...................................               --                0.00
         Prefunding Account Balance .....................................               --                0.00
(xiv) Class C Reserve Amount ............................................               --       17,500,000.00
         Class C Reserve Account Balance ................................               --       17,500,000.00
        Deposit to Caps Proceeds Amount .................................               --                0.00
Average Net Portfolio Yield .............................................               --             14.3525%
Minimum Base Rate .......................................................               --              8.4486%

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